EXHIBIT 10.01

FIRST AMENDMENT TO CREDIT AND SECURITY AGREEMENT

        THIS FIRST AMENDMENT TO CREDIT AND SECURITY AGREEMENT (this “Amendment”), dated as of March 28, 2008, is by and among GE BUSINESS FINANCIAL SERVICES INC., a Delaware corporation, in its capacity as successor Administrative Agent and as a Lender under the Credit Agreement (as defined below) (“Agent”), DERMA SCIENCES, INC., a Pennsylvania corporation, DERMA FIRST AID PRODUCTS, INC., a Pennsylvania corporation, SUNSHINE PRODUCTS, INC., a Missouri corporation and any additional Borrower that may hereafter be added to this Agreement (each individually as a “Borrower” and collectively as “Borrowers”).

        WHEREAS, Borrower and Agent (in its capacity as Administrative Agent and as a Lender thereunder) are parties to that certain Credit and Security Agreement, dated as of November 8, 2007 (the “Credit Agreement”);

        WHEREAS, Borrower and Agent have agreed to amend certain provisions of the Credit Agreement;

        NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

        1. Defined Terms. Capitalized terms used but not otherwise defined herein shall have the respective meanings assigned to such terms in the Credit Agreement.

        2. Amendments to Credit Agreement.

a. Section 1.1 - Borrowing Base Definition. The definition of “Borrowing Base” is deleted and replaced with the following:

““Borrowing Base” means the lesser of (a) the Revolving Loan Commitment or (b) the product of the following:

(i) the product of (A) eighty-five percent (85%) multiplied by (B) the aggregate net amount at such time of the Eligible Accounts; plus

(ii) the lesser of (A) seventy percent (70%) multiplied by the Orderly Liquidation Value of the Eligible Inventory or (B) sixty percent (60%) multiplied by the value of the Eligible Inventory, valued at the lower of first-in-first-out cost or market cost, and after factoring in all rebates, discounts and other incentives or rewards associated with the purchase of the applicable Inventory; plus

(iii) the lesser of (A) seventy percent (70%) multiplied by the Orderly Liquidation Value of the Secured Guaranty Credit or (B) sixty percent (60%) multiplied by the value of the Secured Guaranty Credit, valued at the lower of first-in-first-out cost or market cost, and after factoring in all rebates, discounts and other incentives or rewards associated with the purchase of the applicable Inventory; minus

(iv) the Minimum Excess Availability Reserve; minus

(v) the amount of any other reserves and/or adjustments provided for in this Agreement, if any.

Notwithstanding the foregoing, or anything herein to the contrary, in no event shall (i) the amount of the Secured Guaranty Credit exceed twenty-five percent (25%) of the Revolving Loan Limit, and (ii) the amount of subsection (b) and (c), collectively, exceed sixty percent (60%) of the amount of the Revolving Loan Limit.”

b. Additional Definitions. The following are added in alphabetical order as new definitions in Section 1.1:

““Minimum Excess Availability” means the difference between (a) the Borrowing Base, and (b) the Revolving Loan Outstandings.

“Minimum Excess Availability Reserve” means $1,500,000.00.”

c. Section 2.2(f). The following is deleted from the end of Section 2.2(f): “; provided, so long as no Default or Event of Default has occurred, Borrowers shall not be liable for such fees and expenses in excess of $75,000 for any twelve (12) month period.”

d. Section 4.1. Borrowers shall provide Borrowers' month-end February 29, 2008 financial statements no later than April 15, 2008, which extension is hereby approved by Agent. In addition, “(a)” is added in between “month,” and “a" in sub-clause (1) in the first sentence of Section 4.1; and the following is added at the end of sub-clause (1) in the first sentence of Section 4.1: “, and (b) demonstration of Borrowers' performance with respect to the financial covenants set forth under Sections 6.2, 6.3, 6.4 and 6.5 for the period of April 1, 2008 through and including the most recently completed month. Such demonstration shall set forth the same or substantially similar calculations used for quarterly financial covenant compliance as required by Article 6, and shall be certified by a Responsible Officer and in a form acceptable to Administrative Agent. For abundance of clarity, Borrowers shall not be required to meet the covenants as described in Sections 6.2, 6.3, 6.4 and 6.5 during the months between quarter end, but the reporting set forth in this Section 4.1(1)(b) will be used for information purposes;”.

e. Section 5.1. The following is added to the end of Section 5.1: “Provided no Event of Default has occurred or is continuing, Borrowers shall be permitted to make regularly scheduled interest payments on any Subordinated Debt. Borrowers shall not be permitted to make any principal payments on any Subordinated Debt without the prior written consent of Administrative Agent, which may be provided in Administrative Agent's sole discretion. Upon any Event of Default, Borrowers shall not make any principal or interest payments on any Subordinated Debt unless approved in writing by Administrative Agent in its sole discretion.”

f. Section 6.1. Section 6.1 is hereby deleted and replaced with the following:

“Section 6.1 Additional Defined Terms. The following additional definitions are hereby appended to Section 1.1 of this Agreement:

“EBITDA" has the meaning provided in the Compliance Certificate, provided however that prior to May 1, 2008, Borrowers shall have received a minimum new permanent net cash equity investment of $3,000,000 supported by documentation satisfactory to Administrative Agent, which shall be included as a component of EBITDA for all covenant calculations under this Article 6. Notwithstanding the foregoing, if Borrowers receive net cash proceeds as a result of that certain new permanent equity investment occurring prior to May 1, 2008 in excess of $3,000,000 (the “Excess Proceeds”), such Excess Proceeds shall not be included as a component of EBITDA unless Administrative Agent has provided its prior written consent.

“Fixed Charge Coverage Ratio” has the meaning provided in the Compliance Certificate (See Exhibit B).

“Senior Debt” means an amount equal to the total aggregate Debt for borrowed money, including, without limitation, the Obligations hereunder and Debt under capitalized leases, but excluding the outstanding balance of the Subordinated Debt.

“Senior Leverage Ratio” means the ratio of (a) Senior Debt, to (b) EBITDA, based upon EBITDA calculated on an annualized basis, beginning April 1, 2008, then based upon the rolling twelve (12) months from and after April 1, 2009.

“Total Debt” means an amount equal to the sum of (a) Senior Debt, plus (b) the total outstanding balance of Subordinated Debt.

“Total Leverage Ratio” means the ratio of (a) Total Debt to (b) EBITDA, based upon EBITDA calculated on an annualized basis, beginning April 1, 2008, then based upon the rolling twelve (12) months from and after April 1, 2009.”

g. Sections 6.2 through 6.5. Sections 6.2 through 6.5 are hereby deleted and replaced with the following:

“Section 6.2 Minimum EBITDA. Borrower will not permit the EBITDA for the calendar quarter ending on the date set forth below to be less than amount set forth below for such calendar quarter:

Period	Minimum EBITDA
For the three-month period beginning
April 1, 2008 through June 30, 2008	$2,669,506

For the six-month period beginning
April 1, 2008 through September 30, 2008	$2,923,061

For the nine-month period beginning

April 1, 2008 through December 31, 2008	$3,377,902

For the twelve-month period beginning
April 1, 2008 through March 31, 2009	$3,748,759

Section 6.3 Fixed Charge Coverage Ratio. Borrowers will not permit the Fixed Charge Coverage Ratio for any period set forth below to be less than the ratio set forth below for such period:

Period	Ratio
For the three-month period beginning
April 1, 2008 through June 30, 2008	4.18 to 1.00

For the six-month period beginning
April 1, 2008 through September 30, 2008	2.12 to 1.00

For the nine-month period beginning
April 1, 2008 through December 31, 2008	1.67 to 1.00

For the twelve-month period beginning
April 1, 2008 through March 31, 2009	1.37 to 1.00

As of the end of any given calendar quarter, from
and after June 30, 2009, as measured on
a trailing 12-month basis	1.20 to 1.00

Section 6.4 Senior Leverage Ratio. Borrowers shall not permit the Senior Leverage Ratio for any period set forth below to exceed the ratio set forth below for such period:

Period	Ratio
For the three-month period beginning
April 1, 2008 through June 30, 2008	1.06 to 1.00
(Based upon annualized EBITDA)

For the six-month period beginning
April 1, 2008 through September 30, 2008	1.88 to 1.00
(Based upon annualized EBITDA)

For the nine-month period beginning
April 1, 2008 through December 31, 2008	2.26 to 1.00
(Based upon annualized EBITDA)

For the twelve-month period beginning
April 1, 2008 through March 31, 2009	2.78 to 1.00

As of the end of any given calendar quarter, from

and after June 30, 2009, as measured on
a trailing 12-month basis	3.0 to 1.0

Section 6.5 Total Leverage Ratio. Borrowers shall not permit the Total Leverage Ratio for any period set forth below to exceed the ratio set forth below for such period:

Period	Ratio
For the three-month period beginning
April 1, 2008 through June 30, 2008	1.10 to 1.00
(Based upon annualized EBITDA)

For the six-month period beginning
April 1, 2008 through September 30, 2008	1.97 to 1.00
(Based upon annualized EBITDA)

For the nine-month period beginning
April 1, 2008 through December 31, 2008	2.37 to 1.00
(Based upon annualized EBITDA)

For the twelve-month period beginning
April 1, 2008 through March 31, 2009	2.91 to 1.00

As of the end of any given calendar quarter, from
and after June 30, 2009, as measured on
a trailing 12-month basis	4.00 to 1.00

h. Section 6.6. Section 6.6 is deleted and replaced with the following:

“Section 6.6. Minimum Excess Availability. Borrowers shall not permit the Minimum Excess Availability at any time while the Term Loan, any Revolving Loan or any of the Obligations are outstanding to be less than $1,500,000.”

i. Section 6.7. The following, which was previously Section 6.6, is hereby added as Section 6.7:

“Section 6.7. Evidence of Compliance. Borrowers shall furnish to Administrative Agent, together with the financial reporting required of Borrowers in Section 4.1 hereof, evidence (in form and content satisfactory to Lender) of Borrowers' compliance with the covenants in this Article and evidence that no Event of Default specified in this Article has occurred. Such evidence shall include, without limitation, (a) a statement and report, on a form approved by Administrative Agent, detailing Borrowers' calculations, and (b) if requested by Administrative Agent, back-up documentation (including, without limitation, invoices, receipts and other evidence of costs incurred during such quarter as

Administrative Agent shall reasonably require) evidencing the propriety of the calculations.”

j. Exhibit B. The EBITDA worksheet attached to the Compliance Certificate is deleted and replaced with the attached EBITDA worksheet.

        3. Representations and Warranties. Borrower represents and warrants to Agent as follows:

a. After giving effect to this Amendment, the representations and warranties set forth in each of the Financing Documents shall be true and correct in all respects on and as of the Effective Date (as defined below) with the same effect as if then made (unless stated to relate solely to an earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date.)

b. The execution, delivery and performance by Borrower of this Amendment are within Borrower's powers, have been duly authorized and do not:

i. (A) contravene any of Borrower's Organizational Documents, or (B) result in a default under any contractual restriction binding on or affecting Borrowers, or any law or governmental regulation binding on or affecting Borrower; or

ii. result in, or require the creation or imposition of, any Lien on any of Borrower's properties.

c. This Amendment and the Credit Agreement, as amended hereby, constitute the legal, valid and binding obligations of Borrower, enforceable against Borrower in accordance with their respective terms (except, in any case, as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally at law or by principles of equity).

d. After giving effect to this Amendment, no Default or Event of Default has occurred and is continuing.

        4. Conditions to Effectiveness. This Amendment shall become effective as of the date hereof (the “Effective Date”), subject to (a) the due authorization, execution and delivery of this Amendment by Borrower and Agent, and (b) Agent's receipt and approval of Borrowers' 2007 fiscal year-end financial statements, which shall not be materially different from Borrowers' final, fiscal year-end audited financial statement for 12/31/07, and Borrowers' month-end January 31, 2008 financial statements, which approval shall be based upon such financial statements complying in any material respects with the financial reporting included in Borrowers' 2008 projections as provided to Agent.

        5. Waiver. Pursuant to the terms of the Credit Agreement, Borrowers failed to comply with the provisions of Article 4 and Article 6 prior to the Effective Date (the "Default”). As a express condition to Agent waiving such Default, Borrowers agree as follows:

a. Without limiting in any manner any of the indemnification provisions set forth in the Credit Agreement, Borrowers hereby indemnify and agree to defend and hold harmless the Indemnitees from and against any liability, loss, cost, expense (including reasonable attorneys' fees and expenses for both in-house and outside counsel), claim, damage, suit, action or proceeding ever suffered or incurred by Agent and Lenders or in which Agent and Lenders may ever be or become involved (whether as a party, witness or otherwise) arising out of, resulting from or in any way relating to the Default, which indemnification shall survive the payment in full of the Obligations and the termination of the Credit Agreement.

b. Each Borrower, voluntarily, knowingly, unconditionally and irrevocably, with specific and express intent, for and on behalf of itself and all Credit Parties and Affiliates does hereby fully and completely release, acquit and forever discharge each Indemnitee of and from any and all actions, causes of action, suits, debts, disputes, damages, claims, obligations, liabilities, costs, expenses and demands of any kind whatsoever, at law or in equity, whether matured or unmatured, liquidated or unliquidated, vested or contingent, choate or inchoate, known or unknown that the Borrowers, any Credit Party or any Affiliate has against the Indemnitees (whether directly or indirectly). Each Borrower acknowledges that the foregoing release is a material inducement to Agent's decision to consent to the Default and has been relied upon by Agent in its consent to the Default hereunder.

c. Borrowers shall pay Agent the sum of $250,000. In addition, Borrowers shall be responsible for the payment of all reasonable fees incurred by Agent (including legal fees) incurred in connection with the preparation of this Amendment and in consideration of the modifications set forth herein. Borrower hereby authorizes Agent to deduct all of such fees from the proceeds of the next Revolving Loan.

d. Nothing in this Amendment shall be deemed to modify, amend or supplement anything contained in the Credit Agreement other than expressly amended hereunder, or be deemed to be a consent to any other action by Borrower, or waiver of any other default under the Credit Agreement, except as expressly and specifically stated herein.

        6. Documents to Remain in Effect; Confirmation of Obligations; References. The Financing Documents shall remain in full force and effect as originally executed and delivered by the parties, except as expressly modified and amended herein. Borrower hereby (a) confirms and reaffirms all of its respective obligations under the Financing Documents, as modified and amended herein; (b) acknowledge and agree that Agent, by entering into this Agreement, does not waive any existing or future Default or Event of Default under any of the Financing Documents, or any rights or remedies under any of the Financing Documents; (c) acknowledge and agree that Agent has not heretofore waived any Default or Event of Default under any of the Financing Documents, or any rights or remedies under any of the Financing Documents, other than as expressly provided for hereunder; and (d) acknowledge that they do not have any defense, set-off or counterclaim to the payment or performance of any of their respective obligations under the Financing Documents, as modified and amended herein. From and after the date hereof, this Amendment shall be deemed a Financing Document for all purposes of the

Credit Agreement and the other Financing Documents and each reference to the Financing Documents shall be deemed to include this Amendment.

        7. Counterparts; Integration. This Amendment may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. Signatures by facsimile or by electronic mail delivery of an electronic version of an executed signature page shall bind the parties hereto. This Amendment constitutes the entire agreement and understanding among the parties hereto and supersedes any and all prior agreements and understandings, oral or written, relating to the subject matter hereof. In the event of any irreconcilable inconsistency between this Amendment and any of the other Financing Documents, the terms of this Amendment shall control.

        8. Governing Law. THIS AMENDMENT, AND ALL MATTERS RELATING HERETO OR ARISING HEREFROM (WHETHER SOUNDING IN CONTRACT LAW, TORT LAW OR OTHERWISE), SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARDING TO CONFLICTS OF LAWS PRINCIPLES.

[Remainder of page intentionally left blank; signature pages follow.]

        IN WITNESS WHEREOF, the undersigned have duly executed this Amendment as of the date first set forth above.

BORROWER:

DERMA SCIENCES, INC.

By:______________________
Name:____________________
Title:____________________

DERMA FIRST AID PRODUCTS, INC.

By:______________________
Name:____________________
Title:____________________

SUNSHINE PRODUCTS, INC.

By:______________________
Name:____________________
Title:____________________

AGENT:

GE BUSINESS FINANCIAL SERVICES INC.,
as Administrative Agent

By: __________________________________
Name: ________________________________
Title: ________________________________

LENDER:

GE BUSINESS FINANCIAL SERVICES INC.,
as a Lender

By: __________________________________
Name: ________________________________
Title: ________________________________

EBITDA Worksheet (Attachment to Compliance Certificate)

EBITDA for the applicable measurement period (the “Defined Period”) is defined as follows:

Net income (or loss) for the Defined Period of Borrowers and their Consolidated Subsidiaries, but excluding: (a) the income (or loss) of any Person (other than Subsidiaries of Borrowers) in which
Borrowers or any of their Subsidiaries has an ownership interest unless received by Borrower or their Subsidiary in a cash distribution; and (b) the income (or loss) of any Person accrued prior to
the date it became a Subsidiary of Borrowers or is merged into or consolidated with Borrowers		$__________

Plus:	Any provision for (or less any benefit from) income and franchise taxes deducted in the determination of net income for the Defined Period	___________

	Interest expense, net of interest income, deducted in the determination of net income for the Defined Period	___________

	Amortization and depreciation deducted in the determination of net income for the Defined Period	___________

Other non-cash expenses, including but not limited to equity based compensation, (or less other non-cash gains or income) deducted in the determination of net income for the Defined
Period and for which no cash outlay (or cash receipt) is foreseeable prior to the Commitment
	Expiry Date	___________

	Net cash proceeds received by Borrower pursuant to that certain equity investment raise occurring in April 2008	___________

EBITDA for the Defined Period		$__________